Exhibit 99.1

The ONE Group Reports Fourth Quarter and Full Year 2020 Financial Results

Denver, CO – (BUSINESS WIRE) – March 19, 2021 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the fourth quarter and full year ended December 31, 2020.

Business Update:

●	Fourth quarter consolidated comparable sales* decreased 14.8%, which was comprised of a 4.2% increase in October, a 18.4% decrease in November, and a 26.4% decrease in December. Due to local mandated restrictions, the Company’s indoor seating capacity decreased through the quarter. Indoor capacity was 51% in October, 44% in November, and 38% in December.

●	For STK, fourth quarter consolidated comparable sales* decreased 20.7%, which was comprised of a 0.3% increase in October, a 20.8% decrease in November, and a 36.0% decrease in December. STK comparable sales* were negatively impacted by state and local mandates which restricted private and group dining events for the quarter.

●	For Kona Grill, fourth quarter consolidated comparable sales* decreased 8.0%, which was comprised of an 8.6% increase in October, a 15.8% decrease in November, and a 14.4% decrease in December.

●	Year to date through March 14, 2021, two-year consolidated comparable sales* increased 0.5%, comparable sales* for STK decreased 3.0% and comparable sales* for Kona Grill increased 4.3%. For STK, excluding Las Vegas where capacity averaged less than 30%, two-year comparable sales* from January 1, 2021 through March 14, 2021 increased 10.8%.

●	Takeout and delivery were approximately 15% of sales in the fourth quarter of 2020 (2.7 times higher than in the first quarter of 2020) and will continue to be a meaningful layer of the business going forward.

●	As of December 31, 2020, the Company had $24.4 million in cash and cash equivalents, $47.4 million in term loan debt, and $10.7 million available on its revolving credit facility, subject to restrictions.

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-month period. This measure includes total revenue from our owned and managed locations. Revenues from locations where we do not directly control the event sales force (The W Hotel Westwood, CA) are excluded from this measure. Two-year comparable sales relates to the comparison of comparable sales for the period of 1/1/2021 through 3/14/2021 to the period of 1/1/2019 through 3/14/2019. The Company has presented two-year comparable sales to illustrate how sales at its restaurant base before the COVID-19 pandemic compare to sales as COVID-19 restrictions have eased and the Company has begun to recover lost sales.

Fourth Quarter 2020 Financial Results:

●	Total GAAP revenues decreased 13.8% to $45.0 million in the fourth quarter of 2020 from $52.2 million in the fourth quarter of 2019. The decrease was primarily due to effects of the COVID-19 pandemic, including occupancy limitations in locations resuming in person dining due to state and local mandates.

●	Total owned restaurant net revenues decreased 10.0% to $43.7 million in the fourth quarter of 2020 from $48.6 million in the fourth quarter of 2019. The decrease in revenue was primarily attributable to limited in-person seating due to state and local mandates. Consolidated comparable restaurant sales decreased 14.8% in the fourth quarter of 2020.

●	Management, license and incentive fee revenues were $1.3 million in the fourth quarter of 2020 compared to $3.6 million in the fourth quarter of 2019. Management and license fee revenue decreased primarily as a result of temporary closures for managed locations due to COVID-19.

●	Restaurant Operating Profit** was $7.0 million, or 16.0% of company-owned restaurant net revenues, in the fourth quarter of 2020 compared to $6.8 million, or 14.0% of company-owned restaurant net revenues, in the fourth quarter of 2019. The 200 basis point improvement was primarily driven by the strong management of operating costs coupled with menu development and optimizations as restaurants re-opened.

●	GAAP net loss attributable to The ONE Group Hospitality, Inc. in the fourth quarter of 2020 was $4.5 million, or $0.15 net loss per share, compared to GAAP net income of $19.8 million, or $0.66 per share, in the fourth quarter of 2019. Fourth quarter 2020 net loss includes $1.7 million of incremental costs related to COVID-19 and $2.9 million for lease exit costs for restaurants never built and still under dispute with landlords.

●	Adjusted EBITDA*** decreased to $4.1 million in the fourth quarter of 2020 from $6.9 million in the fourth quarter of 2019.

“Our teams did an exceptional job managing through decreased capacity and maximizing revenues while containing operating costs. This resulted in a 200 basis point increase to restaurant operating profit. In addition, we generated almost $9.0 million in Adjusted EBITDA for the second half of the year at an average indoor capacity of 45%,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

**Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Restaurant Operating Profit to Operating income (loss) in this release.

*** Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses including incremental costs related to COVID-19, stock-based compensation and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Adjusted EBITDA to Net Income in this release.

Full Year 2020 Financial Results:

●	Total GAAP revenues increased 17.6% to $141.9 million in 2020 from $120.7 million in 2019. The increase was primarily driven by the addition of the Kona Grill restaurants, which the Company acquired on October 4, 2019, partly offset by the effects of the COVID-19 pandemic, including occupancy limitations in locations resuming in person dining due to state and local mandates.

●	Total owned restaurant net revenues increased 25.6% to $136.6 million in 2020 from $108.8 million in 2019. The increase in revenue is primarily attributable to the addition of the Kona Grill restaurants, which had revenues of $78.6 million in 2020 compared to $23.7 million in the fourth quarter of 2019. This was partially offset by limited in-person seating due to state and local mandates. Consolidated comparable restaurant sales decreased 27.9% in 2020.

●	Management, license and incentive fee revenues were $5.3 million in 2020 compared to $11.9 million in 2019. Management and license fee revenue decreased primarily as a result of temporary closures for managed locations due to COVID-19.

●	Restaurant Operating Profit** was $15.6 million, or 11.4% of company-owned restaurant net revenues, in 2020 compared to $12.9 million, or 11.8% of company-owned restaurant net revenues, in 2019. The slight decline as a percentage of net revenues was primarily driven by a decrease in comparable store sales coupled with increased costs related to COVID-19.

●	GAAP net loss attributable to The ONE Group Hospitality, Inc. in 2020 was $12.8 million, or $0.44 net loss per share, compared to GAAP net income of $20.8 million, or $0.70 per share, in 2019. 2020 net loss includes $5.5 million of incremental costs related to COVID-19 and $3.3 million for lease exit costs for restaurants never built and still under dispute with landlords.

●	Adjusted EBITDA*** decreased to $9.6 million in 2020 from $14.3 million in 2019.

2021-2022 Restaurant Development

The Company intends to open thirteen new venues between 2021 and 2022. There are currently four STKs and three managed F&B restaurants under construction.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands are:

●	STK, a modern twist on the American steakhouse concept with 20 restaurants in major metropolitan cities in the U.S., Europe and the Middle East; and,
●	Kona Grill, a polished casual, bar-centric grill brand with 24 U.S. locations, features American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.

ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) the effects of the COVID-19 pandemic on our business, including government restrictions on our ability to operate our restaurants and changes in customer behavior, and our ability to re-hire employees; (2) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (3) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (4) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Kate Ottavio Kent

(203) 682-8276

Kate.OttavioKent@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except earnings per share and related share information)

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Revenues:	(unaudited)	(unaudited)
Owned restaurant net revenue	$43,710	$48,554	$136,618	$108,775
Management, license and incentive fee revenue	1,283	3,646	5,325	11,906
Total revenues	44,993	52,200	141,943	120,681
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	10,646	12,539	34,024	28,005
Owned restaurant operating expenses	26,051	29,231	87,042	67,883
Total owned operating expenses	36,697	41,770	121,066	95,888
General and administrative (including stock-based compensation of $456, $331, $1,773 and $1,306 for the quarters and years ended December 31, 2020 and 2019, respectively)	4,689	3,766	13,922	11,472
Depreciation and amortization	2,509	2,355	10,114	5,404
COVID-19 related expenses	1,733	—	5,492	—
Transaction and integration costs	—	2,003	1,109	2,513
Lease termination expenses	2,862	180	3,315	573
Agreement restructuring expenses	452	—	452	—
Pre-opening expenses	133	20	178	565
Bargain purchase gain	—	(10,963)	—	(10,963)
Loss on impairment of investments	—	2,684	—	2,684
Other income, net	(1)	(20)	(11)	(246)
Total costs and expenses	49,074	41,795	155,637	107,890
Operating (loss) income	(4,081)	10,405	(13,694)	12,791
Other expenses, net:
Interest expense, net of interest income	1,679	1,237	5,329	1,954
Loss on early debt extinguishment	—	421	—	858
Total other expenses, net	1,679	1,658	5,329	2,812
(Loss) income before benefit for income taxes	(5,760)	8,747	(19,023)	9,979
Benefit for income taxes	(1,170)	(11,311)	(5,400)	(11,154)
Net (loss) income	(4,590)	20,058	(13,623)	21,133
Less: net (loss) income attributable to noncontrolling interest	(111)	219	(798)	302
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(4,479)	$19,839	$(12,825)	$20,831
Currency translation gain (loss)	28	(12)	5	(341)
Comprehensive (loss) income attributable to The One Group Hospitality, Inc.	$(4,451)	$19,827	$(12,820)	$20,490

Net (loss) income attributable to The ONE Group Hospitality, Inc. per share:
Basic net (loss) income per share	$(0.15)	$0.69	$(0.44)	$0.73
Diluted net (loss) income per share	$(0.15)	$0.66	$(0.44)	$0.70

Shares used in computing basic earnings per share	29,066,009	28,578,605	28,909,963	28,454,385
Shares used in computing diluted earnings per share	29,066,009	29,836,044	28,909,963	29,636,219

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Revenues:
Owned restaurant net revenue	97.1%	93.0%	96.2%	90.1%
Management, license and incentive fee revenue	2.9%	7.0%	3.8%	9.9%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales(1)	24.4%	25.8%	24.9%	25.7%
Owned restaurant operating expenses(1)	59.6%	60.2%	63.7%	62.5%
Total owned operating expenses(1)	84.0%	86.0%	88.6%	88.2%
General and administrative (including stock-based compensation of 1.0%, 0.6%, 1.2% and 1.1% for the quarters and years ended December 31, 2020 and 2019, respectively)	10.4%	7.2%	9.8%	9.5%
Depreciation and amortization	5.6%	4.5%	7.1%	4.5%
COVID-19 related expenses	3.9%	—%	3.9%	—%
Transaction and integration costs	—%	3.8%	0.8%	2.1%
Lease termination expenses	6.4%	0.3%	2.3%	0.5%
Agreement restructuring expenses	1.0%	—%	0.3%	—%
Pre-opening expenses	0.3%	—%	0.1%	0.5%
Bargain purchase gain	—%	(21.0)%	—%	(9.1)%
Loss on impairment of investments	—%	5.1%	—%	2.2%
Other income, net	—%	—%	—%	(0.2)%
Total costs and expenses	109.1%	80.1%	109.6%	89.4%
Operating (loss) income	(9.1)%	19.9%	(9.6)%	10.6%
Other expenses, net:
Interest expense, net of interest income	3.7%	2.4%	3.8%	1.6%
Loss on early debt extinguishment	—%	0.8%	—%	0.7%
Total other expenses, net	3.7%	3.2%	3.8%	2.3%
(Loss) income before benefit for income taxes	(12.8)%	16.8%	(13.4)%	8.3%
Benefit for income taxes	(2.6)%	(21.7)%	(3.8)%	(9.2)%
Net (loss) income	(10.2)%	38.4%	(9.6)%	17.5%
Less: net (loss) income attributable to noncontrolling interest	(0.2)%	0.4%	(0.6)%	0.3%
Net (loss) income attributable to The ONE Group Hospitality, Inc.	(10.0)%	38.0%	(9.0)%	17.3%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$24,385	$12,344
Accounts receivable	5,777	10,351
Inventory	2,490	3,058
Other current assets	1,348	1,047
Due from related parties, net	376	341
Total current assets	34,376	27,141

Property and equipment, net	67,344	70,483
Operating lease right-of-use assets	80,960	81,097
Deferred tax assets, net	13,226	7,751
Intangibles, net	16,313	17,183
Other assets	2,446	1,622
Security deposits	904	1,308
Total assets	$215,569	$206,585

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,404	$8,274
Accrued expenses	15,684	11,198
Deferred license revenue	207	332
Deferred gift card revenue and other	1,990	3,183
Current portion of operating lease liabilities	4,817	4,397
Current portion of CARES Act Loans	10,057	—
Current portion of long-term debt	588	749
Total current liabilities	40,747	28,133

Deferred license revenue, long-term	953	1,036
Operating lease liabilities, net of current portion	98,569	98,278
CARES Act Loans, net of current portion	8,257	—
Long-term debt, net of current portion	45,064	45,226
Total liabilities	193,590	172,673

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 29,083,183 and 28,603,829 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	46,538	44,853
Accumulated deficit	(20,716)	(7,891)
Accumulated other comprehensive loss	(2,646)	(2,651)
Total stockholders’ equity	23,179	34,314
Noncontrolling interests	(1,200)	(402)
Total equity	21,979	33,912
Total liabilities and equity	$215,569	$206,585

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA and Restaurant Operating Profit.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$43,710	$48,554	$136,618	$108,775
Management, license and incentive fee revenue	1,283	3,646	5,325	11,906
GAAP revenues	$44,993	$52,200	$141,943	$120,681

Food and beverage sales from managed units (1)	9,913	38,416	45,909	116,868

Total food and beverage sales at owned and managed units	$53,623	$86,970	$182,527	$225,643

(1) Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Same Store Sales measure for 2018, 2019 and 2020:

	2018				2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
US STK Owned Restaurants	8.7%	6.2%	7.7%	14.9%	10.4%	7.8%	8.1%	7.6%	-12.9%	-79.7%	-20.6%	-16.4%
US STK Managed Restaurants	4.9%	10.1%	5.4%	15.6%	5.0%	3.6%	12.2%	12.6%	-12.5%	-85.3%	-31.9%	-32.2%
US STK Total Restaurants	7.3%	7.5%	6.9%	15.0%	8.6%	6.4%	9.3%	8.9%	-12.8%	-81.4%	-24.2%	-20.7%
Kona Grill Total Restaurants	—	—	—	—	—	—	—	3.9%	-15.5%	-52.8%	-7.3%	-8.0%
Combined Same Store Sales	7.3%	7.5%	6.9%	15.0%	8.6%	6.4%	9.3%	6.5%	-14.1%	-66.7%	-15.6%	-14.8%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, lease termination expenses, non-recurring gains and losses, stock-based compensation, COVID-19 related expense  and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that Adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, Adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Adjusted EBITDA, alongside other GAAP measures such as net income, to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(4,479)	$19,839	$(12,825)	$20,831
Net (loss) income attributable to noncontrolling interest	(111)	219	(798)	302
Net (loss) income	(4,590)	20,058	(13,623)	21,133
Interest expense, net of interest income	1,679	1,237	5,329	1,954
Benefit for income taxes	(1,170)	(11,311)	(5,400)	(11,154)
Depreciation and amortization	2,509	2,355	10,114	5,404
EBITDA	(1,572)	12,339	(3,580)	17,337
COVID-19 related expenses	1,733	—	5,492	—
Transaction and integration costs(1)	—	2,003	1,109	2,513
Stock-based compensation	456	331	1,773	1,306
Lease termination expense(2)	2,862	180	3,315	573
Agreement restructuring expense	452	—	452	—
Pre-opening expenses	133	20	178	565
Non-cash rent expense(3)	33	147	300	61
Bargain purchase gain	—	(10,963)	—	(10,963)
Loss on impairment of investments	—	2,684	—	2,684
Loss on debt extinguishment	—	421	—	858
Adjusted EBITDA	4,097	7,162	9,039	14,934
Adjusted EBITDA attributable to noncontrolling interest	(42)	285	(517)	646
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$4,139	$6,877	$9,556	$14,288

(1)	Primarily transaction and integration costs incurred with the Kona Grill acquisition and subsequent integration activities and internal costs associated with capital raising activities, most recently the Goldman Sachs Credit Agreement.
(2)	Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.
(3)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of operations and comprehensive (loss) income.

Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses.

We believe Restaurant Operating Profit is an important component of financial results because: (1) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income (loss) to Restaurant Operating Profit for the period indicated (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Operating income (loss) as reported	$(4,081)	$10,405	$(13,694)	$12,791
Management, license and incentive fee revenue	(1,283)	(3,646)	(5,325)	(11,906)
General and administrative	4,689	3,766	13,922	11,472
Depreciation and amortization	2,509	2,355	10,114	5,404
Transaction and integration costs	—	2,003	1,109	2,513
COVID-19 related expenses	1,733	—	5,492	—
Lease termination expense	2,862	180	3,315	573
Pre-opening expenses	133	20	178	565
Agreement restructuring expenses	452	—	452	—
Bargain purchase gain	—	(10,963)	-	(10,963)
Loss on impairment of investments	—	2,684	-	2,684
Other income, net	(1)	(20)	(11)	(246)
Restaurant Operating Profit	$7,013	$6,784	$15,552	$12,887

Restaurant Operating Profit as a Percentage of Owned Restaurant Net Revenue	16.0%	14.0%	11.4%	11.8%